CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the use of this Form SB-2 Registration Statement of our auditors' report dated June 10, 1997 (except for Notes 2, 11, 12 and 13, as to which the date is June 25, 1997), with respect to the financial statements of Commonwealth Biotechnologies, Inc., for the years ended December 31, 1996 and 1995.

                                                  /s/ Goodman & Company L.L.P.

7301 Forest Avenue
Richmond, Virginia
July 18, 1997